Exhibit 99.1

For Release Friday, November 18, 2011; 8:00 AM ET

CYBERONICS REPORTS FISCAL 2012 SECOND QUARTER RESULTS

Record Net Sales of $53.7 million
Record Operating Income of $15.1 million
Continued International Improvement
Additional One Million Share Repurchase Authorized

HOUSTON, Texas, November 18, 2011 -- Cyberonics, Inc. (NASDAQ:CYBX) today announced results for the quarter ended October 28, 2011.

Quarterly highlights

Operating results for the second quarter of fiscal 2012 compared to the second quarter of fiscal 2011, and other achievements include:

•	Net sales of $53.7 million, a 13% increase from $47.5 million;

•	International sales increased by 20% on a constant currency basis;

•	Income from operations of $15.1 million, an increase of 18%;

•	Adjusted EBITDA of $19.0 million, an increase of 23%;

•	Income per diluted share of $0.32 cents, an increase of 28% from an adjusted income per diluted share last year of $0.25 cents;

•	ImThera Medical, Inc. (Obstructive Sleep Apnea) investment;

•	One million share repurchase completed.

As discussed below under “Use of Non-GAAP Financial Measures,” the company presents in this release certain non-GAAP financial measures: adjusted net income, adjusted income per diluted share and adjusted EBITDA.  Investors should consider non-GAAP measures in addition to, and not as a substitute for, or superior to, financial performance measures prepared in accordance with GAAP.  Please refer to the attached reconciliation between GAAP and non-GAAP financial measures.

Results and objectives

“In fiscal 2012, our sales team continues to deliver record sales,” commented Dan Moore, Cyberonics’ President and Chief Executive Officer.  “We are pleased with the continued overall rebound in our international business, led by significant growth in Europe.  The U.S. epilepsy sales team produced solid results, which, following the voluntary withdrawal of the AspireHC™ generator early in the quarter, demonstrates both the quality of our team and the underlying market potential.  We estimate that average quarterly growth in U.S. new patients over the last year exceeded 6%.

“International net sales increased to $8.6 million from the $7.0 million recorded in the comparable quarter of fiscal 2011, an increase of 23%.  On a constant currency basis, the increase in sales was 20%, reflecting the excellent performance in Europe and consistent with the 22% constant currency increase in international net sales reported for our first quarter.

“Operating cash flow for the quarter totaled $21.7 million, an increase of 33% over the comparable period last year.  Available cash at period end was $70 million, following the significant investments of $33 million during the quarter in stock repurchases, ImThera Medical and the purchase of our corporate headquarters building.

“Our growth expectations for both sales and operating income for the fiscal year are improved, and we have increased our guidance as a result.

“Our product development and quality teams implemented design changes to the AspireHC™ generator and submitted them for approval in both the U.S. and Europe. We continue to expect filings to support the resumption of the AspireSR™ generator E-36 European clinical trial to occur by the end of the fiscal year.  Further, the recent announcement concerning an expanded MRI approval from the U.S. Food and Drug Administration follows many years of effort by our product development team.

“We are pleased to announce that Mark Verratti is now responsible for Global Sales, and that Sherrie Perkins has been appointed as Vice President, Marketing & New Business Development. Mark has led our U.S. sales team since 2007 and was promoted to Vice President, Sales – The Americas, Asia and EMMEA earlier this year. Sherrie has skillfully managed our New Business Development activity for three years and has served in a number of roles of increasing responsibility, including head of our depression marketing group, during her 11 years with the company.”

Share repurchase update

During the quarter, we repurchased approximately 654,000 shares of common stock on the open market, completing the repurchase of one million shares as authorized by the Board on June 6, 2011. This week, the Board authorized the repurchase of an additional one million shares.

Fiscal 2012 guidance

Cyberonics is increasing net sales guidance for fiscal year 2012 to a range from $213 million to $216 million from the previously provided range of $212 million to $215 million.  The company now expects that income from operations for fiscal year 2012 will be in the range from $55 million to $58 million, an increase from the prior guidance of $54 million to $57 million.

Additional details will be provided during today’s conference call and in an investor presentation summarizing the company’s second quarter fiscal year 2012 results.  The presentation is available in the Investor Relations section of Cyberonics’ corporate website at http://www.cyberonics.com.

Use of Non-GAAP financial measures

In this press announcement, management has disclosed financial measurements that present financial information not in accordance with Generally Accepted Accounting Principles (GAAP).  These measurements are not a substitute for GAAP measurements, although company management uses these measurements as aids in monitoring the company’s ongoing financial performance from quarter to quarter and year to year on a regular basis and for benchmarking against other medical technology companies.  Non-GAAP adjusted net income and non-GAAP adjusted income per diluted share measure the income and income per diluted share of the company, removing the discrete tax items recorded in the second quarter of fiscal 2011, which management considers relevant for an investor’s understanding of this event.  Management uses and presents non-GAAP adjusted net income and non-GAAP adjusted income per diluted share because management believes it facilitates consideration of ongoing operating activities and thereby, the company’s short- and long-term financial trends.  Management also uses non-GAAP adjusted net income to forecast and to evaluate the operational performance of the company, as well as to compare results of current periods to prior periods on a consistent basis.  Earnings before interest, income tax, depreciation and amortization (“EBITDA”) measures the income from operations of the company and excludes the aforementioned items, as well as non-cash equity compensation and other income (expense), net.

Non-GAAP financial measures used by the company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.  Investors should consider non-GAAP measures in addition to, and not as a substitute for, or superior to, financial performance measures prepared in accordance with GAAP.

Please refer to the attached reconciliation between GAAP and non-GAAP financial measures.

Fiscal Year 2012 Second Quarter Results Conference Call Instructions

Cyberonics will host a conference call today, November 18, 2011, beginning at 8:00 a.m. Central Time (9:00 a.m. Eastern Time) to review its results of operations for the fiscal year 2012 second quarter, followed by a question and answer session.

The conference call will be available to interested parties through a live audio webcast in the Investor Relations section of Cyberonics’ corporate website at http://www.cyberonics.com, where it will be archived and accessible for approximately 12 months.  To listen to the conference call live by telephone, dial 877-638-4557 (if dialing from within the U.S.) or 914-495-8522 (if dialing from outside the U.S.).  The conference ID is 22740406.

A replay of the conference call will be available approximately two hours after the completion of the conference call by dialing 855-859-2056 (if dialing from within the U.S.) or 404-537-3406 (if dialing from outside the U.S.).  The replay conference ID access code is 22740406.  The replay will be available for one week on the above number.

About Cyberonics, Inc. and the VNS Therapy® System

Cyberonics, Inc. is a medical technology company with core expertise in neuromodulation.  The company developed and markets the VNS Therapy System, which is FDA-approved for the treatment of refractory epilepsy and treatment-resistant depression.  The VNS Therapy System uses a surgically implanted medical device that delivers pulsed electrical signals to the vagus nerve.  Cyberonics markets the VNS Therapy System in selected markets worldwide.

Additional information on Cyberonics and the VNS Therapy System is available at www.cyberonics.com.

Safe harbor statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended.  These statements can be identified by the use of forward-looking terminology, including "may," "believe," "will," "expect," "anticipate," "estimate," "plan," "intend," "forecast," or other similar words.  Statements contained in this press release are based on information presently available to us and assumptions that we believe to be reasonable.  We are not assuming any duty to update this information if those facts change or if we no longer believe the assumptions to be reasonable. Investors are cautioned that all such statements involve risks and uncertainties, including without limitation, statements concerning expectations for improved growth in sales and operating income in fiscal 2012, obtaining regulatory approvals for commercial sales of the AspireHC generator, making filings to support the resumption of the AspireSR™ generator E-36 European clinical trial by the end of the fiscal year, resumption of the E-36 clinical trial, fulfilling our new stock repurchase program, and fiscal 2012 guidance for net sales and income from operations.  Our actual results may differ materially.  Important factors that may cause actual results to differ include, but are not limited to: continued market acceptance of VNS Therapy™ and sales of our product; the development and satisfactory completion of clinical trials and/or market test and/or regulatory approval of VNS Therapy™ for the treatment of other indications; satisfactory completion of post-market studies required by the U.S. Food and Drug Administration as a condition of approval for the treatment-resistant depression indication; adverse changes in coverage or reimbursement amounts by third-parties; intellectual property protection and potential infringement claims; maintaining compliance with government regulations and obtaining necessary government approvals for new indications; product liability claims and potential litigation; reliance on single suppliers and manufacturers for certain components; the accuracy of management's estimates of future expenses and sales; the potential identification of material weaknesses in our internal controls over financial reporting; and other risks detailed from time to time in our filings with the Securities and Exchange Commission (SEC).  For a detailed discussion of these and other cautionary statements, please refer to our most recent filings with the SEC, including our Annual Report on Form 10-K for the fiscal year ended April 29, 2011, and our Quarterly Report on Form 10-Q for the fiscal quarter ended July 29, 2011.

Contact information

Greg Browne, CFO
Cyberonics, Inc.
100 Cyberonics Blvd.
Houston, TX 77058
Main:  (281) 228-7262
Fax:  (281) 218-9332
ir@cyberonics.com

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CYBERONICS, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	For the Thirteen Weeks Ended		For the Twenty-Six Weeks Ended
	October 28, 2011	October 29, 2010	October 28, 2011	October 29, 2010

Net sales	$53,695,061	$47,461,569	$106,357,137	$92,260,332
Cost of sales	4,160,664	5,551,269	11,082,699	11,013,472
Gross profit	49,534,397	41,910,300	95,274,438	81,246,860
Operating expenses:
Selling, general and administrative	25,580,233	22,119,468	51,588,663	43,295,962
Research and development	8,887,425	7,025,901	17,108,850	13,494,768
Total operating expenses	34,467,658	29,145,369	68,697,513	56,790,730
Income from operations	15,066,739	12,764,931	26,576,925	24,456,130

Interest income	80,282	76,433	160,319	89,275
Interest expense	(89,782)	(96,505)	(180,819)	(204,844)
Gain on early extinguishment of debt	-	-	-	83,074
Other expense, net	(329,483)	(259,482)	(211,929)	(331,794)

Income before income taxes	14,727,756	12,485,377	26,344,496	24,091,841
Income tax expense (benefit)	5,699,982	(12,455,868)	10,432,168	(8,012,700)

Net income	$9,027,774	$24,941,245	$15,912,328	$32,104,541

Basic income per share	$0.32	$0.89	$0.57	$1.15
Diluted income per share	$0.32	$0.88	$0.56	$1.13

Shares used in computing basic income per share	27,883,020	27,946,936	28,053,557	27,861,250
Shares used in computing diluted income per share	28,321,810	28,419,934	28,529,498	28,323,396

CYBERONICS, INC. AND SUBSIDIARY
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited except where indicated)

	October 28, 2011	April 29, 2011
		(Audited)
ASSETS

Current Assets
Cash and cash equivalents	$69,830,955	$89,313,850
Accounts receivable, net	30,130,053	28,578,622
Inventories	13,668,336	15,270,904
Deferred tax assets	13,628,775	13,738,703
Other current assets	2,262,893	4,698,097
Total Current Assets	129,521,012	151,600,176
Property and equipment, net	21,843,766	8,203,392
Intellectual property, net	5,352,601	5,237,857
Long-term investments	9,359,179	5,209,590
Deferred tax assets	30,877,527	40,137,463
Other assets	737,242	1,080,727
Total Assets	$197,691,327	$211,469,205

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Accounts payables and accrued liabilities	$19,246,371	$22,086,093
Convertible notes	7,048,000	7,048,000
Total Current Liabilities	26,294,371	29,134,093
Long-term Liabilities	6,150,690	6,881,762
Total Liabilities	32,445,061	36,015,855
Total Stockholders' Equity	165,246,266	175,453,350
Total Liabilities and Stockholders' Equity	$197,691,327	$211,469,205

CYBERONICS, INC. AND SUBSIDIARY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	For the Twenty-Six Weeks Ended
	October 28, 2011	October 29, 2010

Cash Flow From Operating Activities:
Net income	$15,912,328	$32,104,541
Non-cash items included in net income:
Stock-based compensation	5,589,595	3,073,041
Deferred income taxes	9,369,864	(8,704,833)
Unrealized (gain) loss in foreign currency transactions	512,055	(765,112)
Other	749,251	639,226
Changes in operating assets and liabilities:
Accounts receivable, net	(1,720,585)	235,392
Inventories	1,538,178	(1,392,848)
Other	(304,422)	(1,324,489)
Net cash provided by operating activities	31,646,264	23,864,918
Cash Flow From Investing Activities:
Release of restricted cash	-	1,000,000
Acquired intellectual property	(500,000)	(2,995,000)
Investment in convertible preferred stock	(4,000,000)	-
Acquisition of land and building	(11,712,144)	-
Purchases of property, plant and equipment	(3,520,152)	(2,080,390)
Investment in convertible debt securities	-	(5,000,000)
Net cash used in investing activities	(19,732,296)	(9,075,390)
Cash Flow From Financing Activities:
Repurchase of convertible notes	-	(8,241,260)
Proceeds from exercise of options for common stock	934,937	6,868,352
Purchase of treasury stock	(32,890,411)	(4,205,503)
Net cash used in financing activities	(31,955,474)	(5,578,411)
Effect of exchange rate changes on cash and cash equivalents	558,611	(532,335)
Net increase (decrease) in cash and cash equivalents	(19,482,895)	8,678,782
Cash and cash equivalents at beginning of period	89,313,850	59,229,911
Cash and cash equivalents at end of period	$69,830,955	$67,908,693

 RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Unaudited)

The following table sets forth the reconciliation between U.S. GAAP and our non-GAAP financial measures for net income and diluted earnings per share (unaudited):

	Thirteen Weeks Ended
	October 28, 2011	October 29, 2010

Net income	$9,027,774	$24,941,245
Impact of discrete tax items (1)	-	(17,855,004)
Adjusted net income – non-GAAP	$9,027,774	$7,086,241

Diluted shares outstanding	28,321,810	28,419,934

Diluted income per share	$0.32	$0.88
Adjusted diluted income per share – non-GAAP	$0.32	$0.25

(1)
The discrete tax items recorded during the quarter ended October 29, 2010 included a tax benefit of $8.9 million based on our evaluation of the recoverability of our deferred tax assets and a tax benefit item of $9.0 million based on a check-the-box election to treat Cyberonics Europe BVBA, as a disregarded entity for U.S. federal tax purposes, resulting in the repatriation of the losses realized by Cyberonics Europe BVBA.

The following table sets forth the reconciliation between U.S. GAAP and our non-GAAP financial measure for EBITDA (unaudited):

	Thirteen Weeks Ended
	October 28, 2011	October 29, 2010

Net income	$9,027,774	$24,941,245
Interest expense, net	9,500	20,072
Other expense, net	329,483	259,482
Income tax expense (benefit)	5,699,982	(12,455,868)
Income from operations	$15,066,739	$12,764,931
Depreciation and amortization	1,036,391	893,468
Equity based compensation	2,874,662	1,755,436
Adjusted EBITDA (non-GAAP)	$18,977,792	$15,413,835